SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 19, 2005

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On July 19, 2005, Beazer Homes USA, Inc. (the “Company”) issued and sold an additional $50 million aggregate principal amount of its 6.875% Senior Notes due 2015 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  As reported in the Company’s Form 8-K filed on June 13, 2005, the Company sold $300 million aggregate principal amount of the Notes on June 8, 2005.  The Notes from the July 19, 2005 and June 8, 2005 offerings have been issued as a single series of securities under an Indenture, dated April 17, 2002, and a Fifth Supplemental Indenture, dated as of June 8, 2005 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

The Notes issued in the July 19, 2005 offering were initially sold at a discount to yield 6.878% pursuant to a purchase agreement, dated July 14, 2005, among the Company, all of its significant subsidiaries and UBS Securities LLC (“UBS”).  Interest accrues on the Notes commencing June 8, 2005 and is payable semi-annually in cash in arrears on January 15 and July 15 of each year commencing January 15, 2006.  The purchase price of the Notes issued in the July 19, 2005 offering included accrued and unpaid interest from June 8, 2005 through July 19, 2005, the date the Notes were issued.  The Notes are guaranteed by all of the Company’s significant subsidiaries (the “Guarantors”), and the Notes are the general unsecured obligations of the Company and the Guarantors.  The material terms of the Notes were described in the Company’s Form 8-K filed on June 13, 2005.

In connection with the July 19, 2005 issuance of Notes, the Company and the Guarantors entered into a registration rights agreement, dated July 19, 2005 (the “Registration Rights Agreement”), with UBS, which is substantially similar to the registration rights agreement entered into in connection with the June 8, 2005 issuance of the Notes.  The Registration Rights Agreement requires the Company to register under the Securities Act 6.875% Senior Notes due 2015 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately placed Notes for the publicly registered Exchange Notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately placed Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period would require the Company to pay as liquidated damages additional interest on the privately placed Notes until any such failure to comply is cured.

The foregoing descriptions of the Notes and the Registration Rights Agreement are qualified by reference in their entirety to copies of such documents or forms of such documents.  The Registration Rights Agreement is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.  The form of the Notes was filed as exhibit 4.1 to the Company’s Form 8-K filed on June 13, 2004 and is incorporated in this Item 1.01 by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

4.1	Form of Registration Rights Agreement, dated July 19, 2005, by and among Beazer Homes USA, Inc., the guarantors named therein and UBS Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: July 25, 2005	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer